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                                                                    Exhibit 99.2

Written Statement of Chief Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer of W Holding Company, Inc. (the "Company"), hereby certifies that to his knowledge on the date hereof:

     (a) the Form 10-K of the Company for the Year Ended December 31, 2002, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                          /s/ Frank C. Stipes
                                          -------------------------------------
                                          Frank C. Stipes
                                          Chief Executive Officer
                                          March 28, 2003




A signed original of this written statement required by Section 906 has been provided to W Holding Company, Inc. and will be retained by W Holding Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.